                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 19                                  Trade Date: 05/20/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 05/23/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is May 22, 2002


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
        CUSIP
         or
     Common Code             Principal Amount         Interest Rate           Maturity Date         Price to Public
     -----------             ----------------         -------------           -------------         ---------------
      91131UDR2               $11,394,000.00              4.00%                 11/15/05                 100%

     Interest Payment
        Frequency                                         Subject to              Dates and terms of redemption
       (begin date)          Survivor's Option            Redemption            (including the redemption price)
     ----------------        -----------------       ---------------------      --------------------------------
         06/15/02                   Yes                     Yes                           100% 05/15/03
         monthly                                                                    semi-annually thereafter



                               Discounts and
     Proceeds to UPS            Commissions            Reallowance                  Dealer             Other Terms
     ---------------           -------------           -----------                  ------             -----------
      $11,319,939.00            $74,061.00                $1.50               ABN AMRO Financial
                                                                                Services, Inc.
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